ServiceNow Reports Second Quarter 2025 Financial Results

•ServiceNow exceeds guidance across all Q2 2025 topline growth and profitability metrics
•Subscription revenues of $3,113 million in Q2 2025, representing 22.5% year-over-year growth, 21.5% in constant currency
•Total revenues of $3,215 million in Q2 2025, representing 22.5% year-over-year growth, 21.5% in constant currency
•Current remaining performance obligations of $10.92 billion as of Q2 2025, representing 24.5% year-over-year growth, 21.5% in constant currency
•Remaining performance obligations of $23.9 billion as of Q2 2025, representing 29% year-over-year growth, 25.5% in constant currency
•The number of customers with more than $20 million in ACV grew over 30% year-over-year

SANTA CLARA, Calif. - July 23, 2025 - ServiceNow (NYSE: NOW), the AI platform for business transformation, today announced financial results for its second quarter ended June 30, 2025, with subscription revenues of $3,113 million in Q2 2025, representing 22.5% year-over-year growth and 21.5% in constant currency.

“ServiceNow’s outstanding second quarter results continue our long track record of elite level execution,” said ServiceNow Chairman and CEO Bill McDermott. “Our beat-and-raise quarter showcases the mission-critical nature of the ServiceNow AI Platform. Every business process in every industry is being refactored for agentic AI. ServiceNow has never been more differentiated as a full stack agentic operating system for the enterprise.”

As of June 30, 2025, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $10.92 billion, representing 24.5% year-over-year growth and 21.5% in constant currency. The company had 89 transactions over $1 million in net new annual contract value (“ACV”) in Q2, and ended the quarter with 528 customers with more than $5 million in ACV, representing approximately 19.5% year-over-year growth.

“Q2 was a spectacular quarter across the board, as we significantly beat the high end of our guidance across all topline and profitability metrics,” said ServiceNow President and CFO Gina Mastantuono. “Now Assist continued to surpass net new ACV expectations, fueled by an increase in both deal volume and size quarter-over-quarter, putting us firmly on track to hit our $1 billion ACV target by 2026. With a robust pipeline and expanding market opportunities, including strong momentum in CRM, we are well-positioned for the second half of the year.”

Recent Business Highlights

Innovation
•ServiceNow’s annual Knowledge event in May more than doubled its combined in-person and online attendance year-over-year, showcasing 800+ sessions and introducing major innovations across AI, data, CRM, and enterprise operations to drive efficiency and business impact at scale.
◦ServiceNow introduced AI Control Tower and AI Agent Fabric, providing organizations with a centralized system to govern, orchestrate, and scale AI agents across functions, along with new AI Agents for security and risk to help customers proactively resolve issues and maintain compliance.
◦The company expanded its data capabilities with the launch of Workflow Data Network, a new partner ecosystem to unify data, improve governance, and fuel AI-powered decision-making with real-time intelligence.
◦ServiceNow reimagined CRM for the AI era, launching new CRM AI Agents and expanded CPQ capabilities that enable businesses to sell, fulfill, and service customers from a single AI-powered platform to increase productivity and strengthen loyalty.
◦To drive digital transformation across key functions at scale, ServiceNow introduced Core Business Suite, an AI-powered solution that integrates HR, procurement, finance, legal, and facilities operations into one unified experience for improved efficiency and faster time to value.
◦ServiceNow introduced its Autonomous IT vision, powered by agentic AI. This marks a turning point in enterprise technology, where AI-powered autonomy becomes foundational – aimed at delivering zero downtime, zero outages, and greater operational resilience across the enterprise.
◦The company launched ServiceNow University, a dynamic learner experience offering hundreds of courses and assessments to help individuals and teams build essential digital skills for an AI-driven world.
•ServiceNow today announced agentic workforce management, a new, innovative extension of end-to-end AI agent orchestration that will enable employees and AI agents to seamlessly and securely work together to deliver real business outcomes.

Partnerships and Acquisitions

•Throughout the quarter, ServiceNow announced several partnerships to further strengthen its AI capabilities:
◦ServiceNow and AWS launched a new solution to unify enterprise data through bi-directional data integration and automated workflow orchestration, eliminating silos and providing real-time insights for AI-driven action.
◦ServiceNow and NVIDIA introduced a new class of intelligent AI agents, powered by the high-performance Apriel Nemotron 15B reasoning model which delivers lower latency, lower inference costs, and faster agentic AI.
◦ServiceNow and UKG announced an integration between UKG's AI solutions and ServiceNow's AI Agent Fabric to modernize employee experiences and streamline tasks across HR, payroll, and workforce management.
◦ServiceNow and Cisco deepened their partnership, including the integration of Cisco's AI Defense into ServiceNow's AI Control Tower, to help customers securely and efficiently adopt and scale AI by delivering unified solutions that enhance governance, bolster security and scalability, and reduce risk and complexity.
•In May 2025, ServiceNow announced its plans to acquire data.world; the deal closed in July 2025. data.world’s powerful data catalog and data governance platform will be brought into the ServiceNow AI Platform to enhance AI agent understanding and deepen enterprise data intelligence and governance.

Global and Industry Expansion
•Today, ServiceNow announced that it is partnering with CapZone Impact Investments to create a national network of next-gen digital solutions to modernize mission-critical manufacturing facilities. The first phase will transform legacy shipbuilding and bolster U.S. naval operations, powered by the ServiceNow AI Platform, in Mobile, Alabama.
•Earlier this month, ServiceNow announced it had teamed up with Ferrari as the Official Partner of the Ferrari Hypercar team. In addition to powering real-time race operations for Hypercar, Ferrari’s One Digital Portal, built on ServiceNow, is connecting over 25,000 employees, dealers, suppliers, and platforms to support Ferrari’s global operations.
•The company also launched the ServiceNow Protected Platform Singapore (SPP-SG), a new secure, regulatory-compliant cloud platform that will accelerate AI innovation and bolster data security for the Singapore government and regulated sectors. In addition, ServiceNow is collaborating with Nanyang Polytechnic (NYP) to fast-track AI skills development, allowing students to build AI solutions on the SPP-SG and contribute to Singapore's digital economy.

Investment
•ServiceNow repurchased approximately 381,000 shares of its common stock for $361 million as part of its share repurchase program(1), with the primary objective of managing the impact of dilution. Of the authorized amount of $4.5 billion, approximately $2.6 billion remains available for future share repurchases.

Recognition
•ServiceNow was named a Leader in The Forrester Wave™: Low-Code Platforms for Professional Developers, Q2 2025(2), achieving the highest scores possible in 12 criteria.
•For the first time, ServiceNow was recognized as a Leader in the IDC MarketScape: Worldwide Business Automation Platforms 2025 Vendor Assessment(3) and the inaugural IDC MarketScape: Worldwide FinOps Cloud Costs Optimization Multicloud 2025 Vendor Assessment(4), which we believe demonstrates our expansion into new markets. Additionally, ServiceNow was named a Leader in the IDC MarketScape: Worldwide Governance, Risk, and Compliance Software Vendor Assessment, 2025(5).
•As a testament to ServiceNow’s market outperformance, ServiceNow earned a spot on the Fortune 500® list(6) for the third consecutive year. The company was also named to the Forbes Most Trusted and LinkedIn Top Companies lists, and recognized on Ethisphere’s 2025 World’s Most Ethical Companies.

(1)    The program does not have a fixed expiration date, may be suspended, or discontinued at any time, and does not obligate ServiceNow to acquire any amount of its common stock. The timing, manner, price, and amount of any repurchases will be determined by ServiceNow at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.
(2)    Source: The Forrester Wave™: Low-Code Platforms for Professional Developers, Q2 2025, Forrester Research, Inc., May 22, 2025
Forrester Disclaimer
Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at www.forrester.com/about-us/objectivity/.
(3)    Source: IDC MarketScape: Worldwide Business Automation Platforms 2025 Vendor Assessment (doc #US52034624, May 2025)
(4)    Source: IDC MarketScape: Worldwide FinOps Cloud Costs Optimization Multicloud 2025 Vendor Assessment (doc #US52991225, June 2025)
(5)    Source: IDC MarketScape: Worldwide Governance, Risk, and Compliance Software Vendor Assessment, 2025 (doc #US53615325, June 2025)
(6)    From Fortune ©2025 Fortune Media IP Limited. All rights reserved. Fortune and Fortune 500® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, ServiceNow.

Second Quarter 2025 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter 2025:

	Second Quarter 2025 GAAP Results		Second Quarter 2025 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$3,113	22.5%	$3,086	21.5%
Professional services and other revenues	$102	19.5%	$101	18%
Total revenues	$3,215	22.5%	$3,187	21.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$10.92	24.5%	$10.65	21.5%
RPO	$23.9	29%	$23.3	25.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,488	80%	$2,590	83%
Professional services and other gross profit	$3	3%	$14	14%
Total gross profit	$2,491	77.5%	$2,604	81%
Income from operations	$358	11%	$955	29.5%
Net cash provided by operating activities	$716	22.5%
Free cash flow			$535	16.5%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$385	$1.86 / $1.84	$854	$4.13 / $4.09

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook
Our guidance includes GAAP and non‑GAAP financial measures. The non‑GAAP growth rates for subscription revenues are adjusted for constant currency by excluding the effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and the non-GAAP growth rates for cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends.

ServiceNow has a larger‑than‑average customer cohort scheduled to renew in Q4 2025. As a result, Q3 2025 will experience approximately 2 points of headwinds to cRPO growth as the contractual obligations wind down. We expect that cohort to renew in Q4 2025, at which time those headwinds will subside.

As noted last quarter, U.S. Federal agencies are navigating changes, from tightening budgets to evolving mission demands. We expect those dynamics to continue into Q3 2025. We remain confident that our revised guidance appropriately reflects these trends and continues to set us up for success for the remainder of the year.

The following table summarizes our guidance for the third quarter 2025:

	Third Quarter 2025 GAAP Guidance		Third Quarter 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$3,260 - $3,265	20% - 20.5%	19.5%

cRPO		18.5%	18%

			Margin (%)(2)
Income from operations			30.5%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		210

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 30-day average of foreign exchange rates for June 2025 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2025:

	Full-Year 2025 GAAP Guidance		Full-Year 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$12,775 - $12,795	20%	19.5% - 20%

			Margin (%)(2)
Subscription gross profit			83.5%
Income from operations			30.5%
Free cash flow			32%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		210

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2025 guidance are based on the 30-day average of foreign exchange rates for June 2025 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Daylight Time (21:00 GMT) on July 23, 2025. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/313648590

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (647) 362‑9199 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at four upcoming investor conferences.

These include:
•ServiceNow President and Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Stifel Tech Executive Summit on Tuesday, August 26, 2025, at 9:30 a.m. PDT.
•ServiceNow President, Chief Product Officer, and Chief Operating Officer Amit Zavery will participate in a fireside chat at the Deutsche Bank Technology Conference on Wednesday, August 27, 2025, at 1:15 p.m. PDT.
•ServiceNow President and Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Citi Global TMT Conference on Wednesday, September 3, 2025, at 9:50 a.m. PDT.
•ServiceNow Chairman and Chief Executive Officer Bill McDermott will participate in a keynote at the Goldman Sachs Communacopia + Technology Conference on Wednesday, September 10, 2025, at 11:30 a.m. PDT.

The live webcast for each will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q2 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q2 2025, the average exchange rates in effect for our major currencies were 1 USD to 0.88 Euros and 1 USD to 0.75 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q2 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q2 2025, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.85 Euros and 1 USD to 0.73 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of purchased intangibles, legal settlements, business combination and other related costs including compensation expense, impairment of assets, severance costs, and income tax effects and adjustments. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook” and statements regarding the expected benefits of our announced partnerships. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services, including products that incorporate AI technology; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships, and realize the anticipated benefits thereof; global macroeconomic and political conditions including tariffs, inflation and armed conflicts; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; our ability to execute share repurchases, including the timing, manner, price, and amount of any repurchase; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2024, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is putting AI to work for people. We move with the pace of innovation to help customers transform organizations across every industry while upholding a trustworthy, human centered approach to deploying our products and services at scale. Our AI platform for business transformation connects people, processes, data, and devices to increase productivity and maximize business outcomes. For more information, visit: www.servicenow.com.

© 2025 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Subscription	$3,113	$2,542	$6,118	$5,065
Professional services and other	102	85	185	165
Total revenues	3,215	2,627	6,303	5,230
Cost of revenues (1):
Subscription	625	469	1,186	910
Professional services and other	99	83	189	162
Total cost of revenues	724	552	1,375	1,072
Gross profit	2,491	2,075	4,928	4,158
Operating expenses (1):
Sales and marketing	1,128	960	2,182	1,883
Research and development	734	643	1,437	1,249
General and administrative	271	232	500	454
Total operating expenses	2,133	1,835	4,119	3,586
Income from operations	358	240	809	572
Interest income	116	104	231	205
Other expense, net	(3)	(10)	(14)	(18)
Income before income taxes	471	334	1,026	759
Provision for income taxes	86	72	181	150
Net income	$385	$262	$845	$609
Net income per share - basic	$1.86	$1.27	$4.08	$2.97
Net income per share - diluted	$1.84	$1.26	$4.04	$2.93
Weighted-average shares used to compute net income per share - basic	207	206	207	205
Weighted-average shares used to compute net income per share - diluted	209	208	209	208

(1)Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cost of revenues:
Subscription	$76	$62	$144	$120
Professional services and other	11	12	22	24
Operating expenses:
Sales and marketing	155	141	303	275
Research and development	196	170	381	329
General and administrative	61	59	119	118

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,124	$2,304
Short-term investments	3,008	3,458
Accounts receivable, net	1,696	2,240
Current portion of deferred commissions	551	517
Prepaid expenses and other current assets	896	668
Total current assets	9,275	9,187
Deferred commissions, less current portion	1,017	999
Long-term investments	4,655	4,111
Property and equipment, net	1,985	1,763
Operating lease right-of-use assets	818	693
Intangible assets, net	319	209
Goodwill	1,778	1,273
Deferred tax assets	1,340	1,385
Other assets	864	763
Total assets	$22,051	$20,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$211	$68
Accrued expenses and other current liabilities	1,378	1,369
Current portion of deferred revenue	6,802	6,819
Current portion of operating lease liabilities	104	102
Total current liabilities	8,495	8,358
Deferred revenue, less current portion	110	95
Operating lease liabilities, less current portion	815	687
Long-term debt, net	1,490	1,489
Other long-term liabilities	209	145
Stockholders’ equity	10,932	9,609
Total liabilities and stockholders’ equity	$22,051	$20,383

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$385	$262	$845	$609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172	136	332	266
Amortization of deferred commissions	148	132	293	263
Stock-based compensation	499	444	969	866
Deferred income taxes	16	24	48	52
Other	58	(7)	62	(25)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(302)	(216)	599	499
Deferred commissions	(136)	(141)	(291)	(306)
Prepaid expenses and other assets	(83)	(146)	(222)	(252)
Accounts payable	(101)	65	133	172
Deferred revenue	(116)	(82)	(264)	(92)
Accrued expenses and other liabilities	176	149	(111)	(91)
Net cash provided by operating activities	$716	$620	$2,393	$1,961
Cash flows from investing activities:
Purchases of property and equipment	(190)	(262)	(395)	(397)
Business combinations, net of cash acquired	(58)	(31)	(76)	(41)
Purchases of other intangibles	—	(9)	(34)	(30)
Purchases of investments	(1,182)	(1,055)	(2,322)	(2,660)
Purchases of non-marketable investments	(134)	(46)	(138)	(88)
Sales and maturities of investments	1,100	1,040	2,281	2,113
Other	41	(8)	44	(2)
Net cash used in investing activities	$(423)	$(371)	$(640)	$(1,105)
Cash flows from financing activities:
Proceeds from employee stock plans	—	—	153	131
Repurchases of common stock	(361)	—	(659)	(175)
Taxes paid related to net share settlement of equity awards	(185)	(137)	(438)	(352)
Business combination	—	—	—	(184)
Net cash used in financing activities	$(546)	$(137)	$(944)	$(580)
Foreign currency effect on cash, cash equivalents and restricted cash	9	(9)	14	(13)
Net change in cash, cash equivalents and restricted cash	(244)	103	823	263
Cash, cash equivalents and restricted cash at beginning of period	3,377	2,064	2,310	1,904
Cash, cash equivalents and restricted cash at end of period	$3,133	$2,167	$3,133	$2,167

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Gross profit:
GAAP subscription gross profit	$2,488	$2,073	$4,932	$4,155
Stock-based compensation	76	62	144	120
Amortization of purchased intangibles	23	21	43	42
Severance costs	3	—	3	—
Non-GAAP subscription gross profit	$2,590	$2,156	$5,122	$4,317

GAAP professional services and other gross (loss) profit	$3	$2	$(4)	$3
Stock-based compensation	11	12	22	24
Severance costs	—	—	—	—
Non-GAAP professional services and other gross profit	$14	$14	$18	$27

GAAP gross profit	$2,491	$2,075	$4,928	$4,158
Stock-based compensation	87	74	166	144
Amortization of purchased intangibles	23	21	43	42
Severance costs	3	—	3	—
Non-GAAP gross profit	$2,604	$2,170	$5,140	$4,344

Gross margin:
GAAP subscription gross margin	80%	81.5%	80.5%	82%
Stock-based compensation as % of subscription revenues	2.5%	2.5%	2.5%	2.5%
Amortization of purchased intangibles as % of subscription revenues	0.5%	1%	0.5%	1%
Severance costs as % of subscription revenues	—%	—%	—%	—%
Non-GAAP subscription gross margin	83%	85%	83.5%	85%

GAAP professional services and other gross margin	3%	2%	(2.5%)	1.5%
Stock-based compensation as % of professional services and other revenues	11%	13.5%	12%	14%
Severance costs as % of professional services and other revenues	—%	—%	—%	—%
Non-GAAP professional services and other gross margin	14%	15.5%	9.5%	15.5%

GAAP gross margin	77.5%	79%	78%	79.5%
Stock-based compensation as % of total revenues	2.5%	3%	2.5%	2.5%
Amortization of purchased intangibles as % of total revenues	0.5%	1%	0.5%	1%
Severance costs as % of total revenues	—%	—%	—%	—%
Non-GAAP gross margin	81%	82.5%	81.5%	83%

Income from operations:
GAAP income from operations	$358	$240	$809	$572
Stock-based compensation	499	444	969	866
Amortization of purchased intangibles	25	24	46	48
Business combination and other related costs	14	12	25	25
Impairment of assets	30	—	30	—
Severance costs	29	—	29	—
Non-GAAP income from operations	$955	$720	$1,908	$1,511

Operating margin:
GAAP operating margin	11%	9%	13%	11%
Stock-based compensation as % of total revenues	15.5%	17%	15.5%	16.5%
Amortization of purchased intangibles as % of total revenues	1%	1%	0.5%	1%
Business combination and other related costs as % of total revenues	0.5%	0.5%	0.5%	0.5%
Impairment of assets as % of total revenues	1%	—%	0.5%	—%
Severance costs as % of total revenues	1%	—%	0.5%	—%
Non-GAAP operating margin	29.5%	27.5%	30.5%	29%

Net income:
GAAP net income	$385	$262	$845	$609
Stock-based compensation	499	444	969	866
Amortization of purchased intangibles	25	24	46	48
Business combination and other related costs	14	12	25	25
Impairment of assets	30	—	30	—
Severance costs	29	—	29	—
Income tax effects and adjustments(1)	(128)	(91)	(244)	(190)
Non-GAAP net income	$854	$651	$1,700	$1,358

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.86	$1.27	$4.08	$2.97
GAAP net income per share - diluted	$1.84	$1.26	$4.04	$2.93
Non-GAAP net income per share - basic	$4.13	$3.16	$8.22	$6.61
Non-GAAP net income per share - diluted	$4.09	$3.13	$8.12	$6.54

Weighted-average shares used to compute net income per share - basic	207	206	207	205

Weighted-average shares used to compute net income per share - diluted	209	208	209	208

Free cash flow:
GAAP net cash provided by operating activities	$716	$620	$2,393	$1,961
Purchases of property and equipment	(190)	(262)	(395)	(397)
Business combination and other related costs	9	1	14	20
Non-GAAP free cash flow	$535	$359	$2,012	$1,584

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	22.5%	23.5%	38%	37.5%
Purchases of property and equipment as % of total revenues	(6%)	(10%)	(6.5%)	(7.5%)
Business combination and other related costs as % of total revenues	0.5%	—%	—%	0.5%
Non-GAAP free cash flow margin	16.5%	13.5%	32%	30.5%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% for each of the three and six months ended June 30, 2025 and 2024. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
September 30, 2025

GAAP operating margin	14%

Stock-based compensation expense as % of total revenues	15%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Severance costs as % of total revenues	—%

Non-GAAP operating margin	30.5%

Twelve Months Ending
December 31, 2025

GAAP subscription gross margin	80.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Severance costs as % of subscription revenues	—%

Non-GAAP subscription margin	83.5%

GAAP operating margin	14%

Stock-based compensation expense as % of total revenues	15%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Impairment of assets as % of total revenues	—%

Severance costs as % of total revenues	—%

Non-GAAP operating margin	30.5%

GAAP net cash provided by operating activities as % of total revenues	39%

Purchases of property and equipment as % of total revenues	(7%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	32%

Note: Numbers are rounded for presentation purposes and may not foot.